As filed with the Securities and Exchange Commission on February 16, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	20-0723270 (I.R.S. Employer Identification No.)
3525 East Post Road, Suite 120
Las Vegas, NV 89120
(Address of principal executive offices)
Notice of Stock Option Award and Stock Option Award Agreement with Harry C. Hagerty
Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan
(Full title of the Plan(s))

Kirk Sanford
Global Cash Access Holdings, Inc.
3525 East Post Road, Suite 120
Las Vegas, NV 89120
702-855-3000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
Copy to:
Timothy J. Harris, Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304
650-813-5600

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to	offering price	aggregate offering	Amount of
Title of Securities to be Registered	be registered (1)	per share	price	registration fee

Common Stock, $0.001 par value per share	722,215 shares (2)	$8.046 (4)	$5,810,942 (4)	$621.78

Common Stock, $0.001 par value per share	6,288,222 shares (3)	$16.615 (5)	$104,478,809 (5)	$11,179.23

TOTAL	7,010,437 shares		$110,289,751	$11,801.01 (6)
(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Notice of Stock Option Award and Stock Option Award Agreement with Harry C. Hagerty (the “Standalone Option”) or the Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Represents the number of shares authorized to be issued pursuant to the Standalone Option.
(3)	Represents the number of shares authorized to be issued under the Plan.
(4)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act. The price of $8.046 per share represents the exercise price of the Standalone Option.
(5)	Estimated solely for purposes of this offering under Rule 457(h) of the Securities Act. The price of $16.615 per share represents the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on February 14, 2006 (a date which is within five business days of the date of filing of this Registration Statement).
(6)	The Registrant previously filed a Registration Statement on Form S-1 (Registration No. 333-123514) on March 22, 2005 covering a proposed maximum aggregate offering price of $471,500,000 and paid a registration fee of $55,495.55. The Registrant subsequently amended the registration statement on September 6, 2005 to reduce the proposed maximum aggregate offering price to $258,632,906 for which a registration fee of $30,442 was due. Accordingly, pursuant to Rule 457(p), $11,801.01 of the excess registration fee paid in connection with such registration statement is hereby attributed to the registration fee payable hereunder.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS
The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated by reference herein:
     (1) The Registrant’s Prospectus filed on September 23, 2005 pursuant to Rule 424(b) under the Securities Act and included in the Registration Statement on Form S-1 (No. 333-123514), which includes audited consolidated financial statements for the fiscal year ended December 31, 2004, which is the latest fiscal year for which audited financial statements have been filed.
     (2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 filed with the Commission on November 14, 2005 and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (1) above.
     (3) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 16, 2005, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, or a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.
     The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
     The bylaws of the Registrant provide for the indemnification of its directors and officers to the fullest extent permitted under Delaware law. The bylaws of the Registrant also permit the Registrant to purchase and maintain insurance on behalf of any person against any liability that may be asserted against, or expenses that may be incurred by, any such person in connection with the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify such persons against such liability under the provisions of its bylaws. The Registrant has purchased liability insurance for the benefit of its officers and directors. The Registrant has also entered into indemnification agreements with each of its executive officers and directors pursuant to which the Registrant is contractually obligated to fully indemnify each such person against all liabilities and expenses imposed upon, incurred by or paid by such person in connection with any claim, action or proceeding to which such person becomes subject by reason of his or her status as an officer or director of the Registrant or any of its subsidiaries.

     The Registrant’s certificate of incorporation generally provides that its directors will not be liable to the Registrant or to its stockholders for monetary damages for a breach of a fiduciary duty. The Registrant’s bylaws provide for indemnification against all losses actually incurred by directors and officers in connection with any action, suit or proceeding relating to their position as a director or officer. The Registrant’s bylaws also provide for indemnification or reimbursement of expenses to any of its employees.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.
     4.1(1) Notice of Stock Option Award and Stock Option Award Agreement, dated as of September 1, 2004, by and between the Registrant and Harry C. Hagerty
     4.2(2) Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan
     4.3(3) Amended and Restated Certificate of Incorporation of Global Cash Access Holdings, Inc.
     4.4(4) Amended and Restated Bylaws of Global Cash Access Holdings, Inc.
     5.1      Opinion of Morrison & Foerster LLP
     23.1    Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
     23.2    Consent of Deloitte & Touche LLP
     24.1    Power of Attorney (see Signature Page)
(1)	Incorporated by reference to Exhibit 10.24 to the Registration Statement of Global Cash Access, Inc. on Form S-4 (No. 333-117218), filed with the Commission on September 3, 2004.
(2)	Incorporated by reference to Exhibit 10.25 to the Annual Report of Global Cash Access, Inc. on Form 10-K (No. 333-117218), filed with the Commission on March 10, 2005.
(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-123514), filed with the Commission on May 26, 2005.
(4)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-123514), filed with the Commission on March 22, 2005.
Item 9. Undertakings.
     a) The undersigned Registrant hereby undertakes:
          1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; to
   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
          2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          4) That, for the purpose of determining liability under the Securities Act to any purchaser:
   (i) If the Registrant is relying on Rule 430B under the Securities Act:
   (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
   (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of this Registration Statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or
   (ii) If the Registrant is subject to Rule 430C under the Securities Act, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document
          5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
          The undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
   (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
   (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
   (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.
     b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant, Global Cash Access Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 16, 2006.

GLOBAL CASH ACCESS HOLDINGS, INC.
By:	/s/ Kirk Sanford
Kirk Sanford
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Kirk Sanford, Harry Hagerty and Kathryn Lever as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Kirk Sanford Kirk Sanford	Director, President and Chief Executive Officer (Principal Executive Officer)	February 16, 2006
/s/ Karim Maskatiya Karim Maskatiya	Director	February 16, 2006
/s/ Robert Cucinotta Robert Cucinotta	Director	February 16, 2006
/s/ Walter G. Kortschak Walter G. Kortschak	Director	February 16, 2006
/s/ Charles J. Fitzgerald Charles J. Fitzgerald	Director	February 16, 2006

Signature	Title	Date
/e/ E. Miles Kilburn E. Miles Kilburn	Director	February 16, 2006
/s/ William Harris William Harris	Director	February 16, 2006
/s/ Harry C. Hagerty Harry C. Hagerty	Chief Financial Officer (Principal Financial and Accounting Officer)	February 16, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1(1)	Notice of Stock Option Award and Stock Option Award Agreement, dated as of September 1, 2004, by and between the Registrant and Harry C. Hagerty
4.2(2)	Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan
4.3(3)	Amended and Restated Certificate of Incorporation of Global Cash Access Holdings, Inc.
4.4(4)	Amended and Restated Bylaws of Global Cash Access Holdings, Inc.
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (see Signature Page)
(1)	Incorporated by reference to Exhibit 10.24 to the Registration Statement of Global Cash Access, Inc. on Form S-4 (No. 333-117218), filed with the Commission on September 3, 2004.

(2)	Incorporated by reference to Exhibit 10.25 to the Annual Report of Global Cash Access, Inc. on Form 10-K (No. 333-117218), filed with the Commission on March 10, 2005.

(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-123514), filed with the Commission on May 26, 2005.

(4)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-123514), filed with the Commission on March 22, 2005.